EXHIBIT 3.1

FILED
THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                         NUTRICEUTICALS.COM CORPORATION

JAN 11 2000
NO. C 12813-95
/s/ DEAN HELLER
-------------------------------
DEAN HELLER, SECRETARY OF STATE

Pursuant to the provisions of the Nevada Revised Statutes, the undersigned corporation does hereby adopt these Articles of Amendment to the Articles of Incorporation and the undersigned officers do hereby certify individually and on behalf of the undersigned corporation as follows:

     1. The name of the corporation is Nutriceuticals.com Corporation (the "Company"). The Articles of Incorporation were filed by the Department of the State of Nevada and became effective on October 18, 1999.

     2. A new Article One in the Articles of Incorporation of this Corporation shall be as follows:

                                  ARTICLE ONE

               The name of the corporation is DrugMax.com, Inc.

     3. This amendment was recommended by the Board of Directors to the Corporation's shareholders on December 6, 1999.

     4. On January 11, 2000, the holders of a majority of the outstanding shares of Common Stock of the Corporation, the only class of securities outstanding, adopted this amendment to the Corporation's Articles of Incorporation as a special duly called and convened meeting of such shareholders. The number of votes --- for the amendment by the shareholders was --- for approval.

     IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to the Articles of Incorporation to be executed this 11th day of January, 2000.


                              NUTRICEUTICALS.COM CORPORATION

                              By: /s/ STEPHEN M. WATTERS
                                 -----------------------
                                 Stephen M. Watters, President

                              By: /s/ WILLIAM L. LAGAMBA
                                  ----------------------
                                  William L. LaGamba, Secretary

                                 ACKNOWLEDGMENT

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH


         On this 11th day of January, 2000 before me personally appeared Stephen Watters, who acknowledged to me that he is the President and William LaGamba , who acknowledged to me that he is the Secretary of Nutriceuticals.com Corporation (the "Corporation"), a Florida corporation, and that they have executed the foregoing Articles of Amendment to the Articles of Incorporation of the Corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal on this 11th day of January, 2000.



[SEAL]                        /s/ AMY [ILLEGIBLE]
                              -----------------------
                              Amy [ILLEGIBLE], Notary Public